UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 10, 2016

Reading International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-8625	95-3885184

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6100 Center Drive, Suite 900, Los Angeles, California	90045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(213) 235-2240

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

New Compensatory Arrangements for Executive and Management Employees

See Item 5.02 below with respect to certain new compensation arrangements for executive and management employees and outside directors of Reading International, Inc.  ("Reading," "Registrant" or the "Company").

Amendment to 2010 Stock Incentive Plan

On March 10, 2016, Reading's Board of Directors approved an amendment to the 2010 Stock Incentive Plan to permit the award of restricted stock units.

The foregoing description of the amendment to the 2010 Stock Incentive Plan is qualified in its entirety by reference to the provisions of the amendment to the 2010 Stock Incentive Plan as exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02 (c)

Andrzej Matyczynski

On March 10, 2016, the Company's Board of Directors (the "Board") appointed Andrzej Matyczynski, 63, as Executive Vice President—Global Operations.

From May 11, 2015 until March 10, 2016, Andrzej Matyczynski has acted as corporate advisor to the Company.  Mr. Matyczynski served as our Chief Financial Officer and Treasurer from November 1999 until May 11, 2015 and Corporate Secretary from May 10, 2011 to October 20, 2014.   Prior to joining our Company, he spent 20 years in various senior roles throughout the world at Beckman Coulter Inc., a U.S. based multi-national.  Mr. Matyczynski earned a Master’s Degree in Business Administration from the University of Southern California.

See Item 5.02(e) below with respect to the compensation arrangements for Mr. Matyczynski.

Margaret Cotter

On March 10, 2016, the Board appointed Margaret Cotter, 48, as Executive Vice President-Real Estate Management and Development-NYC.

Margaret Cotter has been a Director of the Company since September 27, 2002, and on August 7, 2014 was appointed Vice Chairperson of our Board.  Ms. Cotter is the owner and President of OBI, LLC (“OBI”), which has, since 2002, managed our live-theater operations.  Pursuant to the OBI management arrangement, Ms. Cotter also served as the President of Liberty Theaters, LLC, the subsidiary through which we own our live theaters.  Operating and overseeing these properties for over 16 years, Ms. Cotter contributes to the strategic direction for our developments.   Until her appointment on March 10, 2016, while she received management fees through OBI, Ms. Cotter received no compensation for her duties as President of Liberty Theaters, LLC, other than the right to participate in our Company’s medical insurance program. Ms. Cotter, through OBI and Liberty Theaters, LLC, managed the real estate which houses each of our four live theaters in Manhattan and Chicago.  Based in New York, Ms. Cotter secures leases, manages tenancies, oversees maintenance and regulatory compliance of these properties and heads up the re-development process with respect to these properties and our Cinemas 1, 2 & 3 property.  Ms. Cotter is also a theatrical producer who has produced shows in Chicago and New York and a board member of the League of Off-Broadway Theaters and Producers.  Ms. Cotter, a former Assistant District Attorney for King’s County in Brooklyn, New York, graduated from Georgetown University and Georgetown University Law Center.  She is the sister of Ellen M. Cotter, a director and our President and Chief Executive Officer, and James J. Cotter, Jr., a director.  Ms. Margaret Cotter is a Co-Executor of her father’s estate, which is the record owner of 427,808 shares of our Class B Voting Stock (representing 25.5% of such Class B voting Stock).  Ms. Margaret Cotter is also a Co-Trustee of the James J. Cotter, Sr. Trust, which is the record owner of 696,080 shares of Class B Voting Common Stock (representing an additional 44.0% of such Class B Stock).  In addition, with her direct ownership of 804,173 shares of Class A Stock and 35,100 shares of Class B Stock and her positions as Co-Executor of her father’s estate and Co-Trustee of the James J. Cotter, Sr. Trust, Ms. Cotter is a significant stockholder in our Company.

In connection with her appointment and employment as Executive Vice President of the Company, the Company's Audit and Conflicts Committee authorized the mutual termination of the  Theater Management Agreement dated January 1, 2002, between the Company's subsidiary, Liberty Theaters, Inc. (predecessor to Liberty Theaters, LLC) and OBI, LLC, an entity wholly-owned by Ms. Cotter,  (the "Theater Management Agreement").  The termination agreement is currently being negotiated by OBI, LLC and Liberty Theaters, LLC and finalized, will be filed on Form 8-K.  While Ms. Cotter is the President of Liberty Theaters, LLC, Liberty Theaters, LLC is being separately represented in these negotiations and the final termination agreement will be subject to the review and approval of our Audit and Conflicts Committee.

The Compensation Committee and the Audit and Conflicts Committee each approved additional consulting fee compensation to Margaret Cotter totaling $200,000 for services rendered by her to the Company in recent years outside of the scope of the Theater Management Agreement, including, but not limited to:  (i) predevelopment work on the Company’s Union Square and Cinemas 1, 2 & 3 properties, (ii) management of the New York properties, and (iii) management of Union Square tenant matters. The Compensation Committee also noted, when considering this additional consulting fee, that OBI, LLC had agreed to include as a part of its termination agreement with the Company certain waivers and releases including the termination of any rights it might have to receive compensation with respect to any show continuing at any of our theaters after the date of such termination.

The Theater Management Agreement generally provided for the payment of a combination of fixed and incentive fees for the management of our four live theaters.  Historically, these fees have equated to approximately 21% of the net cash flow generated by these properties.  We currently estimate that fees to be paid to OBI for 2015 will be approximately $390,000.  We paid $397,000 and $401,000 in fees with respect to 2014, and 2013, respectively.  We also reimbursed OBI for certain travel expenses.

As Executive Vice-President Real Estate Management and Development - NYC, Ms. Cotter will continue to be responsible for the management of our live theater assets and business, will continue her role heading up the pre-redevelopment of our New York Properties and will become our senior executive responsible for the actual redevelopment of our New York properties.

Ms. Cotter's compensation as Executive Vice-President was set as part of the extensive executive compensation process described in Item 5.02(e) below.  For 2016, Ms. Cotter's base salary will be $350,000, she will have a short term incentive target bonus opportunity of $105,000 (30% of her base salary), and she was granted a long term incentive of a stock option for 19,921 shares of Class A common stock and 4,184 restricted stock units under the Company's 2010 Stock Incentive Plan, as amended, which long term incentives vest over a four year period.

Item 5.02(e)

Compensation Arrangements

Background

The Executive Committee ("Executive Committee") of the Board of Directors (the “Board”), upon the recommendation of our Chief Executive Officer, requested the Compensation Committee to evaluate the Company's compensation policy for executive officers and outside directors and to establish a plan that encompasses sound corporate practices consistent with the best interests of the Company. The Compensation Committee undertook to review, evaluate, revise and recommend the adoption of new compensation arrangements for executive and management officers and outside directors of the Company.  In January 2016, the Compensation Committee retained the international compensation consulting firm of Willis Towers Watson as its advisor in this process and also relied on the Company’s legal counsel, Greenberg Traurig, LLP.

Going forward, the Board of Directors has adopted a formal charter for our Compensation Committee a copy of which has been posted on our website, www.ReadingRDI.com.

Executive Compensation

From late January to late February 2016, the Compensation Committee met five separate times with Willis Towers Watson, the Chief Executive Officer, and legal counsel.  Except for the first meeting, each meeting exceeded three hours and was fully focused on the assessments discussed above.  As part of its engagement Willis Towers Watson reviewed the Company’s compensation paid to executive and management officers by position, in light of each person’s duties and responsibilities.  Willis Towers Watson then compared the top executive and management positions at the Company to (i) executive compensation paid by a peer group and (ii) two surveys, the 2015 Towers Watson Data Services Top Management Survey Report and the 2015 Mercer MBD Executive Compensation Survey, in each case, identified by office position and duties performed by the officer.  The peer group utilized by Willis Towers Watson included the following companies:

Arcadia Realty Trust	Inland Real Estate Corp.
Associated Estates Realty Corp.	Kite Realty Group Trust
Carmike Cinemas Inc.	Marcus Corporation
Cedar Realty Trust Inc.	Pennsylvania Real Estate Investment Trust
Charter Hall Group	Ramco-Gershenson Properties Trust
EPR Properties	Urstadt Biddle Properties Inc.
Vicinity Centres	Village Roadshow Ltd.
IMAX Corporation

Willis Towers Watson selected the above peer group because (i) the companies included US and Australian based companies reflecting the Company’s geographic operations and (ii) the companies were comparable to the Company based on revenue.

The executive pay assessment prepared by Willis Towers Watson measured the executive and management compensation paid by the Company against compensation paid by peer group companies and the companies listed in the two surveys based on the 25th, 50th and 75th percentile of such peer group and surveyed companies.  The 50th percentile was the median compensation paid by such peer group and surveyed companies to executives performing similar responsibilities and duties.

In its report to the Compensation Committee, Willis Towers Watson noted that for Company executive officers:

•	Base salaries in the aggregate were generally in the competitive zone of the market (1% below the market 50th percentile), with certain notable exceptions on position by position review;
•	Total cash compensation (base salary and cash bonus) in the aggregate was 26% below the 50th percentile; and
•	Total compensation (base salary, cash bonus and long term incentive awards) in the aggregate was 40% below the 50th percentile.

The Willis Towers Watson assessment compared the base salary, the short term incentive (cash bonus) and long term incentive (equity awards) of the peer and surveyed companies to the base salary, short term incentive and long term incentive provided to executives by the Company.  The assessment concluded that except in a few positions, the Company was generally competitive in base salary, however, the Company was not competitive when short term incentives and long term incentives were included in the total compensation paid to the Company executives and management.  The base salary paid by the Company to the following officers was below the 25th percentile: President and CEO.  The total compensation (base salary, short term incentive and long term incentive) paid by the Company to the following officers was below the 25th percentile: President and CEO, EVP Global Operations, and Chief Legal Officer.  The only officer at or above the 50th percentile for total compensation was the Company’s Chief Financial Officer and Treasurer who had joined the Company in May 2015 and which was the product of a negotiated arms-length employment agreement.

As a result of the foregoing factors Willis Towers Watson recommended that the Company:

•	In determining salary increases, the Company should consider the executive’s current competitive position, performance, role, and retention risk.
•	Implement a formal annual incentive opportunity for all executives.
•	Implement a regular annual grant program for long-term incentives.

The foregoing observations and recommendations were studied, questioned and thoroughly discussed by the Compensation Committee, Willis Towers Watson and legal counsel over each of the four in-person meetings (the first of the five meetings mentioned above was conducted by telephone and was focused on engagement of advisors).  Among other things, the Compensation Committee discussed and considered the recommendations made by Willis Towers Watson regarding the establishment of a compensation program with the long term objective to target the compensation program with the market 50th percentile of our peer companies, however, for 2016, to target our compensation program to the 25th percentile of our peer companies.  In each case, however, the Compensation Committee's final decision or recommendation, as the case may be, as to total compensation to an individual would be based on the individual’s actual performance and specific circumstances and to adjust base salary, short term incentive, and long term incentive accordingly.

The Compensation Committee recommended, and the Board subsequently adopted, a compensation philosophy for the Company's management team members to:

•	Attract and retain talented and dedicated management team members;
•	Provide overall compensation that is competitive in its industry;
•	Correlate annual cash incentives to the achievement of its business and financial objectives; and
•	Provide management team members with appropriate long-term incentives aligned with stockholder value.

As part of the compensation philosophy the Company’s compensation focus will be to (1) drive the Company’s strategic plan on growth, (2) align officer and management performance with the interests of the Company’s stockholders, and (3) encourage retention of officers and management team members.

In furtherance of the compensation policy and as a result of the extensive deliberations, including consideration of the Willis Towers Watson recommendations, the Compensation Committee adopted an executive and management officer compensation structure for 2016 consisting of:

•	A base salary comparable with job description and industry standard.
•

A short term incentive or cash bonus plan based on a combination of factors including individual performance against corporate goals as well as overall corporate and division performance. Target bonus to be denominated as a percent of base salary with specific goals weightings and pay-out ranges).

•	A long term incentive or equity awards inline with job description, performance, and industry standards.

The Compensation Committee's intention is that the compensation structure approved for 2016 will remain in place indefinitely.  However, it will review performance and results after the first year and thereafter and evaluate from time to time whether enhancements, changes or other compensation structures are in the Company's and it stockholders best interests.

Reflecting the new approach,  the Compensation Committee established (i) annual base salaries at levels that it believed (based heavily on the data provided by Willis Towers Watson)  are generally competitive with executives in our peer group and in other comparable publicly-held companies as described in the executive pay assessment prepared by Willis Towers Watson, and (ii) short term incentives in the form of discretionary annual cash bonuses based on the achievement of identified  goals and benchmarks. Long-term incentives in the form of employee stock options and restricted stock units will be used as a retention tool and as a means to further align an executive’s long-term interests with those of the Company’s stockholders, with the ultimate objective of affording our executives an appropriate incentive to help drive increases in stockholder value.

The Compensation Committee will evaluate both executive performance and compensation to maintain the Company’s ability to attract and retain highly-qualified executives in key positions and to assure that compensation provided to executives remains competitive when compared to the compensation paid to similarly situated executives of companies with whom we compete for executive talent or that we consider comparable to our company.

Role of Chief Executive Officer in Compensation Decisions

In connection with the implementation of the new compensation structure, the Compensation Committee conducted the thorough review of executive compensation discussed above.  The Compensation Committee engaged in extensive discussions with and considered with great weight the recommendations of the Chief Executive Officer as to compensation for executive and management team members other than for the Chief Executive Officer.

In connection with consideration of 2015 performance bonuses for members of management, the Chief Executive Officer prepared and submitted recommendations for each of the executive and management team members, other than her own.  In considering these recommendations, the Compensation Committee had the benefit of its extensive deliberations as well as the data provided by Willis Towers Watson.  In executive session, the Compensation Committee approved a 2015 performance bonus for the Chief Executive Officer.  At the Compensation Committee's February 17, 2016 meeting, it approved recommendations to the Board for its February 18, 2016 meeting, at which time the Board approved the same.  The Board approval covered certain officers including the five officers set forth below.  In addition, our Chief Executive Officer discussed recommendations for other management team members but the Compensation Committee and Board agreed that such positions were within the scope of the Chief Executive Officer's authority and did not require the Compensation Committee or Board approval.

The Compensation Committee expects to perform an annual review of executive compensation, generally in the first quarter of the year following the year in review, with a presentation by the Chief Executive Officer regarding each element of the executive compensation arrangements. At the Compensation Committee’s direction, the Chief Executive Officer prepared an executive compensation review for each executive officer (other than the Chief Executive Officer), as well as the full executive team, which included recommendations for:

•	2016 Base Salary
•	A proposed year-end short -term incentive in the form of a target cash bonus based on the achievement of certain objectives; and
•	A long-term incentive in the form of stock options and restricted stock units for the year under review.

As part of the compensation review, the Chief Executive Officer may also recommend other changes to an executive’s compensation arrangements such as a change in the executive’s responsibilities. The Compensation Committee will evaluate the Chief Executive Officer’s recommendations and, in its discretion, may accept or reject the recommendations, subject to the terms of any written employment agreements.

The Compensation Committee met in executive session without our Chief Executive Officer to consider the Chief Executive Officer’s compensation, including base salary, cash bonus and equity award, if any.  Prior to such executive sessions, the Compensation Committee interviewed the Chief Executive Officer to obtain a better understanding of factors contributing to the Chief Executive Officer's compensation.  With the exception of these executive sessions of the Compensation Committee, as a rule, our Chief Executive Officer participated in all deliberations of the Compensation Committee relating to executive compensation. However, the Compensation Committee also asked our Chief Executive Officer to be excused for certain deliberations with respect to the compensation recommended for Margaret Cotter, the sister of the Chief Executive Officer.

In conjunction with the year-end annual compensation review, or as soon as practicable after the year-end, our Chief Executive Officer will recommend to the Compensation Committee the Company objectives and other criteria to be utilized for purposes of determining cash bonuses for certain senior executive officers.  The Compensation Committee, in its discretion, may revise the Chief Executive Officer’s recommendations. At the end of the year, the Compensation Committee, in consultation with the Chief Executive Officer, will review each performance goal and determine the extent to which the officer achieved such goals. In establishing performance goals, the Compensation Committee expects to consider whether the goals could possibly result in an incentive for any executives to take unwarranted risks in our Company’s business and intend to seek to avoid creating any such incentives.

Base Salaries

The Compensation Committee  reviewed the executive pay assessment prepared by Willis Towers Watson and other factors and engaged in extensive deliberation and then recommended the following 2016 base salaries (the 2015 base salaries are shown for comparison purposes) for the following officers; the Board approved the recommendations of the Compensation Committee on March 10, 2016: the President and Chief Executive Officer, Chief Financial Officer and the persons identified and Named Executive Officers in the Company’s proxy statement dated November 10, 2015 other than our prior Chief Executive Officers James J. Cotter, Sr. and James J. Cotter, Jr:

Name	Title	2016 Base Salary(4)	2015 Base Salary(4)
Ellen Cotter (1)	President and Chief Executive Officer	$450,000	$402,000
Devasis Ghose (2)	Chief Financial Officer	400,000	400,000
Andrzej Matyczynski (3)	EVP Global Operations	336,000	312,000
Robert F. Smerling	President, US Cinemas	375,000	350,000
Wayne Smith	Managing Director, ANZ	A$370,000	A$365,360
(1)	Ellen M. Cotter was appointed Interim President and Chief Executive Officer on June 12, 2015 and President and Chief Executive Officer on January 8, 2016.
(2)	Devasis Ghose was appointed Chief Financial Officer on May 11, 2015. Mr. Ghose is the only executive officer that is a party to an employment agreement.
(3)	Andrzej Matyczynski was the Company’s Chief Financial Officer until May 11, 2015 and thereafter he acted as corporate advisor to the Company. He was appointed EVP-Global Operations on March 10, 2016.
(4)	All dollars are US dollars except the salary for Wayne Smith is reported in Australian dollars

Short Term Incentives

The Short Term Incentives authorized by the Compensation  Committee and the Board   provides the Company’s executive officers and other management team members, who are selected to participate, with an opportunity to earn an annual cash bonus based upon the achievement of certain Company financial goals, division goals and individual goals, established by the Company’s Chief Executive Officer and approved by the Compensation Committee and the Board of Directors (in future years, under the Compensation Committee Charter approved by the Board on March 10, 2016, the Compensation Committee will have full authority to approve these matters). Specifically, a participant in the short term incentive plan will be advised of his or her annual potential target bonus expressed as a percentage of the participant’s base salary and by dollar amount.  The participant will be eligible for a short term incentive bonus once the participant achieves goals identified at the beginning of the year for a threshold target, the potential target or potential maximum target bonus opportunity.  The bonus will vary depending upon the achievements made by the individual participants, the division and the corporation.  Corporate goals will include levels of earnings before interest, depreciation, taxes and amortization (“non-GAAP Operating Income”) and property development milestones.  Division goals will include levels of division cash flow and division milestones and individual goals will include specific unique performance goals specific to the individual’s position in the Company.  Each of the corporate, division and individual goals carries a different percentage weight in determining the officer’s or other team member’s bonus for the year.

For 2016, executive officers will have an annual bonus opportunity expressed and determined as a percent of their base salary.  This approach also was a recommendation of the Willis Towers Watson report to the Compensation Committee and provided points of reference for our Compensation Committee to compare short-term incentive opportunities for our executive and management team to those in peer and competitor companies.

Ms. Ellen Cotter, President and Chief Executive Officer, has a potential target bonus opportunity of 95% of Base Salary, or $427,500 at target. Of that potential target bonus opportunity, a threshold bonus of $213,750 may be achieved based upon Ms. Cotter’s achievement of her performance goals and the Company’s achievement of corporate goals as discussed above, a potential maximum target of $641,250 is based on achieving performance goals approved by the Chairman of the Compensation Committee. Ms. Cotter’s aggregate annual bonus opportunity can range from $0 to $641,250.  Mr. Devasis Ghose, Chief Financial Officer, has a potential target bonus opportunity of 50% of Base Salary, or $200,000 at target, which is based on achievement of his performance goals and the Company’s achievement of corporate goals, as discussed above. Mr. Ghose’s aggregate annual bonus opportunity can range from $0 to $300,000 (the maximum potential target if additional performance goals are met by Mr. Ghose). Mr. Andrzej Matyczynski, EVP - Global Operations, has a target bonus opportunity of 50% of Base Salary, or $168,000 at target, which is based on achievement of his performance goals, the Company’s achievement of corporate goals and certain divisional goals. Mr. Matyczynski’s aggregate annual bonus opportunity can range from $0 to $252,000 (the maximum potential target if additional performance goals are met by Mr. Matyczynski).  Mr. Robert Smerling, President, US Cinemas, has a target bonus opportunity of 30% of base pay, or $112,500 at target, which is based on achievement of his performance goals, the Company’s achievement of corporate goals and certain divisional goals. Mr. Smerling’s aggregate annual bonus opportunity can range from $0 to $168,750 (the maximum potential target if additional performance goals are met by Mr. Smerling).  Mr. Wayne Smith, Managing Director, ANZ, has a target bonus opportunity of 40% of Base Salary, or A$148,000 at target, which is based on achievement of his performance goals, the Company’s achievement of corporate goals and certain divisional goals. Mr. Smith’s aggregate annual bonus opportunity can range from A$0 to A$222,000 (the maximum potential target if additional performance goals are met by Mr. Smith).  The positions of other management team members have target bonus opportunities ranging from 20% to 30% of Base Salary based on achievement certain goals. The highest level of achievement, participants may be eligible to receive up to a maximum of 150% of his or her target bonus amount.

Long-Term Incentives

Long-Term incentives will utilize the equity-based plan under the Company's 2010 Incentive Stock Plan, as amended (the “2010 Plan”). For 2016, executive and management team participants will receive awards in the following forms: 50% time-based restricted stock units and 50% non-statutory stock options. The grants of restricted stock units and options will vest ratably over a four (4) year period with 1/4th vesting on each anniversary date of the grant date.

On March 10, 2016 the following grants were made:

Name	Title	Dollar Amount of Restricted Stock Units (1)	Dollar Amount of Non-Statutory Stock Options (1)
Ellen Cotter	President and Chief Executive Officer	$150,000	$150,000
Devasis Ghose (2)	Chief Financial Officer	0	0
Andrzej Matyczynski	EVP Global Operations	37,500	37,500
Robert F. Smerling	President, US Cinemas	50,000	50,000
Wayne Smith	Managing Director, ANZ	27,000	27,000

(1) The number of shares of stock to be issued will be calculated using the Black Scholes pricing model as of the date of grant of the award.

(2) Mr. Devasis Ghose was awarded 100,000 non-statutory stock options vesting over a 4 year period on Mr. Ghose’s commencement of employment on May 11, 2015.

All long-term incentive awards will be subject to other terms and conditions set forth in the 2010 Plan and award grant.

Director Compensation

The Compensation Committee also undertook a review of outside director compensation.  The process followed was similar to that in scope and approach used by the Compensation Committee in considering executive compensation as described above.  The meetings of the Compensation Committee evaluating executive compensation in most cases also considered outside director compensation, although a substantial majority of those meetings were focused on executive compensation considerations.

Willis Towers Watson reviewed and presented to the Compensation Committee the competitiveness of the Company’s outside director compensation.  The Company’s outside director compensation was compared to the compensation paid by the 15 peer companies (identified above in the Executive Compensation discussion).  Wills Towers Watson’s key findings were:

•	The Company’s annual board retainer was slightly above the 50th percentile while the total cash compensation paid to outside directors was close to the 25th percentile.
•	Due to minimal annual director equity grants at the Company, total direct compensation to the Company’s outside directors was the lowest among the peer group.
•	The Company should consider increasing its committee cash compensation and annual director equity grants to be in line with peer practices.

The foregoing observations and recommendations were studied, questioned and thoroughly discussed by the Compensation Committee, Willis Towers Watson and legal counsel at three of the four in-person meetings (the first of the five meetings mentioned above was conducted by telephone and was focused on engagement of advisors).  Among other things, the Compensation Committee discussed and considered the recommendations made by Willis Towers Watson regarding director retainer fees and equity awards for directors. Following discussion the Committee recommended to the Board that:

•	The Board retainer currently paid to outside directors not be changed
•	The committee chair retainers be increased to $20,000 for the Audit Committee and the Executive Committee and $15,000 for the Compensation Committee.
•	The committee member fees be increased to $7,500 for the Audit and Executive Committees and to $5,000 for the Compensation Committee.
•	The Lead Director fee be increased to $10,000.
•

The annual equity award value to directors be $60,000 as a fixed dollar value (using Black-Scholes), that the equity award be restricted stock units and that such restricted stock units have a twelve month vesting period.

•	The Board approved additional special compensation to be paid to certain directors for extraordinary services provided to the Company and devotion of time in providing such services as follows:
o	Guy W. Adams, $50,000
o	Edward L. Kane, $10,000
o	Douglas J. McEachern, $10,000

The recommendations of the Compensation Committee with respect to outside director compensation were presented and approved by the Board on May 10, 2016.  Board compensation was made effective for the year 2016 and equity grants were made on March 10, 2016 based upon the closing of the Company's Class A Common Stock on such date.

Item 8.01	Other Events.

Separation Agreement – William D. Ellis

On February 18, 2016, William D. Ellis submitted his resignation as General Counsel and Corporate Secretary of the Company.  On March 11, 2016, Reading entered into an agreement with Mr. William D. Ellis, pursuant to which Mr. Ellis will be available to advise the Company on matters on which he previously worked until December 31, 2016.  Mr. Ellis' last day was March 11, 2016.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the provisions of the Separation Agreement filed as exhibit 10.3 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment to 2010 Stock Incentive Plan approved March 10, 2016.
10.2	Compensatory Arrangements for Certain Executive Officers and Management.
10.3	Separation Agreement dated as of March 11, 2016, by and between William D. Ellis and Reading International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reading International, Inc.

Date: March 15, 2016	/s/ Devasis Ghose
Name: Devasis Ghose Title: Chief Financial Officer